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                                                                   EXHIBIT 5



                         OPINION OF WINSTON & STRAWN




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                                                                    EXHIBIT 5
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                       [Winston & Strawn letterhead]



                                 August 24, 2001


Graybar Electric Company, Inc.
     and
G. W. Harper
R. D. Offenbacher
R. A. Reynolds, Jr.
D. E. DeSousa
C. R. Udell
  As Voting Trustees under the
  Voting Trust Agreement, dated
  as of April 1, 1997 relating
  to the Common Stock of
  Graybar Electric Company, Inc.
34 North Meramec Avenue
St. Louis, Missouri  63105


Ladies and Gentlemen:

         We refer to the Voting Trust Agreement, dated as of April 1, 1997 (the "Voting Trust Agreement"), relating to the common stock, par value $1
      ----------------------
per share (the "Common Stock"), of Graybar Electric Company, Inc., a New
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York corporation (the "Company"), and to the Registration Statement on Form
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S-2 (the "Registration Statement") under the Securities Act of 1933, as
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amended (the "Securities Act"), to be filed with the Securities and Exchange
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Commission (the "Commission") by the Company and the Voting Trustees (the
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"Voting Trustees") under the Voting Trust Agreement. The Registration
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Statement covers a maximum of 1,300,000 shares of Common Stock and related voting trust certificates (the "Voting Trust Certificates") to be issued
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pursuant to the Voting Trust Agreement and the Company's Common Stock
Purchase Plan dated as of October 8, 2001 (the "Plan").
                                                ----

         We have examined the Voting Trust Agreement and the Plan. We have also examined originals, or certified or photostatic copies, of such records of the Company and the Voting Trustees and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination we have assumed the genuineness of


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WINSTON & STRAWN [LOGO]
   Graybar Electric Company, Inc.
   August 24, 2001
   Page 2

   all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

            Based upon our examination mentioned above, subject to the assumptions stated and relying upon the statements of fact contained in the documents that we have examined, we are of the following opinions:

            1. The 1,300,000 shares of Common Stock to be offered by the Company, when issued and sold as contemplated by the Registration Statement and the Plan, will have been validly issued and will be fully paid and nonassessable, subject to Section 630 of the New York Business Corporation Law (which provides that the ten largest shareholders of the Company are liable under certain conditions for debts, wages or salaries due and not paid by the Company to any laborers, servants or employees, other than contractors, for services performed by them for the Company).

            2. The Voting Trust Agreement is a valid and lawful agreement under the laws of the State of New York and the Voting Trust Certificates will be, when issued in accordance with the provisions of the Voting Trust Agreement, validly issued.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.


                              Very truly yours,


                              /s/ Winston & Strawn